CORRECTING and REPLACING - AIT Therapeutics Reports Financial Results for Fiscal Fourth Quarter and Year-End 2019 Results

GlobeNewswire • June 28, 2019

Announces name change to

Beyond Air™

Completed uplisting to the NASDAQ and $7.96 million PIPE financing

Anticipate PMA submission in the third quarter of calendar 2019

Anticipate CE Mark in the first half of calendar 2020

Announced licensing agreement with Circassia Pharmaceuticals for commercial rights for hypoxic respiratory failure in the hospital setting in the United States and China

Strengthened management team with key hires

Conference Call scheduled for today, Tuesday, June 25 at 4:30 pm Eastern Time

GARDEN CITY, N.Y. and REHOVOT, Israel, June 28, 2019 (GLOBE NEWSWIRE) — In a release issued Tuesday, June 25, 2019 by AIT Therapeutics, Inc. (AITB), please note the 4th quarter figures for net loss should be “$57,000, or $(0.01) per share” and not “$4.2 million or $(0.49) per share,” and for the twelve months ended March 31, 2019, the net loss should be “$6.6 million or $(0.77) per share,” and not “$10.7 million or $(1.26) per share” as originally issued. In the Consolidated Balance Sheets, the total current liabilities should be $5,403,208 and not $5,153,208. There should be zero liabilities related to warrants and not $9,861,637, and zero total long-term liabilities and not $10,111,637 as originally issued. Further, the accumulated deficit should be $(37,644,572) and not $(47,506,209) and total shareholders’ equity should be $4,024,877 and not $(5,836,760) as originally issued. Complete corrected text follows:

AIT Therapeutics, Inc. (AITB), a clinical-stage medical device and biopharmaceutical company focused on developing inhaled Nitric Oxide (NO) for the treatment of patients with respiratory conditions including serious lung infections and pulmonary hypertension, today announced its financial results for its fiscal fourth quarter and year ended March 31, 2019.

Fiscal Fourth Quarter and Year-End 2019 Highlights

●	AIT Therapeutics, commencing June 26, 2019, will be named Beyond Air™. Please visit our current website at www.ait-pharm.com for further information. Beyond Air™, The Magic of Breathing™

●	Completed an uplisting to the NASDAQ stock exchange and started trading on May 7, 2019 under its existing symbol AITB; Expects to trade under our new symbol, XAIR, starting July 15, 2019

●	Strengthened the company’s balance sheet with $7.96 million in funding through a private investment in public equity (PIPE) financing

●	Pilot study results published in the Journal of Cystic Fibrosis in May 2019, authored by Professor Lea Bentur, Director, Pediatric Pulmonary Institute, Rambam Medical Center, Haifa Israel, entitled, “Pilot study to test inhaled nitric oxide in cystic fibrosis patients with refractory Mycobacterium abscessus lung infection”. The study demonstrated safety and tolerability of inhaled NO in cystic fibrosis patients with Mycobacterium abscessus lung infection and concluded that further evaluation is warranted given the improvement shown in quality of life, physical function and M. abscessus load

●	Presented NO Study and Poster at the International Society for Aerosols in Medicine (ISAM) 2019 Congress in Montreux, Switzerland from its study: “On-Demand Nitric Oxide for Ventilator-Based Nitric Oxide Inhalation: A Risk-Reduction Perspective”

●	AIT displayed the NO Generator and Delivery System at the Pediatric Academic Societies (PAS) Annual meeting held in Baltimore, MD on April 27-30

●	Announced a $32.5 million commercial licensing agreement with Circassia Pharmaceuticals, for AIT’s novel, cylinder free, ventilator compatible nitric oxide (NO) generator and phasic-flow delivery system (AirNOvent*) in the United States and China for use in the hospital setting at NO concentrations <= 80 ppm. The deal leverages Circassia’s expertise and footprint in specialty hospitals and the NO market and allows for a potential U.S. launch in the first half of calendar 2020. To date, AIT has received $10.5 million in milestone payments from Circassia in the form of stock and is entitled to over $22 million in future milestone payments and royalties on gross profits up to 20%

●	On track to file a Premarket Approval (PMA) submission with the FDA in the third quarter of calendar 2019 for the treatment of persistent pulmonary hypertension of the newborn (PPHN) with the AirNOvent*

●	Anticipate obtaining CE Mark in the first half of calendar 2020 with the AirNOvent* for PPHN and in pulmonary hypertension associated with heart surgery

●	Expect to initiate a 12-week, self-administered, at-home nontuberculous mycobacteria (NTM) study in the second quarter of calendar 2020

●	Since October 2018, strengthened the Company’s management team with several key hires in engineering, operations, and clinical development, including the additions of Douglas Beck as Chief Financial Officer and Duncan Fatkin as Chief Commercial Officer

●	Added to the Company’s Board of Directors with the appointment of Bob Carey, Chief Business Officer of Horizon Pharma plc, an executive with substantial experience in senior executive management roles and in healthcare investment banking

“Our fiscal fourth quarter capped a year of significant accomplishments for AIT as we progress towards gaining regulatory approvals in the US and EU in the first half of 2020,” said Steve Lisi, Chairman and Chief Executive Officer of AIT. “Along with our partner Circassia Pharmaceuticals, we anticipate a US launch of the AirNOvent* in the first half of 2020. Our programs in Bronchiolitis and NTM will both move forward in 2020 with data from two separate studies with the pivotal study for bronchiolitis anticipated to be completed in 2021.”

Mr. Lisi continued, “As we look forward, we consider ourselves very fortunate to have the opportunity to bring our nitric oxide generator and delivery system to patients around the world for, not just our first three indications, but for several others as well, such as pseudomonas aeruginosa lung infection and chronic obstructive pulmonary disease (COPD). I am confident that the team at AIT, soon to be the Beyond Air™ team, will continue to work tirelessly to help all patients who can benefit from NO therapy with our system.”

AIT Goals for its programs over the next 18 months include:

●	PPHN (and cardiac surgery outside the United States)

Submit a PMA to the FDA in the third quarter of calendar 2019

Approval and launch in the U.S. with Circassia Pharmaceuticals expected in the first half of calendar 2020

Obtain CE Mark in the first half of calendar 2020

Endeavor to partner the AirNOvent* in major ex-US markets

●	Bronchiolitis

Complete a pilot study in the second quarter of calendar 2020

Initiate a pivotal study in the United States in the fourth quarter of calendar 2020 which would complete in the second quarter of calendar 2021

●	NTM

Complete a multi-center pilot study in NTM, including both Mycobacterium abscessus complex (MABSC) and Mycobacterium avium complex (MAC), patients treated over a 12-week period using our NO generator and delivery system at concentrations up to 250 ppm with patients self-administering at home

Financial results for three months ended March 31, 2019

Revenue for the three months ended March 31, 2019 was $7.7 million, all of which is licensing revenue. No revenue was generated in the same three-month period of 2018.

Research and development expenses for the three months ended March 31, 2019 were $1.6 million, compared to $1.6 million in the same three-month period of 2018.

General and administrative expenses for the three months ended March 31, 2019 were $2.6 million, compared to $0.8 million for the same three-month period of 2018.

For the three months ended March 31, 2019, the Company had a net loss of $57,000, or $(0.01) per share, compared to a net income of $1.0 million, or $0.15 per share in the same three-month period of 2018.

Financial results for twelve months ended March 31, 2019

Revenue for the twelve months ended March 31, 2019 was $7.7 million, all of which is licensing revenue. No revenues was generated in the same twelve-month period of 2018.

Research and development expenses for the twelve months ended March 31, 2019 were $3.9 million, compared to $4.6 million in the same twelve-month period of 2018.

General and administrative expenses for the twelve months ended March 31, 2019 were $6.9 million, compared to $5.3 million for the same twelve-month period of 2018.